Exhibit 3.2

BY-LAWS

OF

BROWN-FORMAN CORPORATION

AS AMENDED AND RESTATED

May 21, 2014

ARTICLE I

STOCKHOLDERS

SECTION 1.1 Annual Meetings. The annual meeting of the stockholders for the purpose of electing directors and for the transaction of such other corporate business as may properly be brought before the meeting shall be held at such date, time and place either within or without the State of Delaware as may be designated by resolution of the Board of Directors, but no later than September 30 of each year.

SECTION l.2 Special Meetings. Special meetings of the stockholders may be held upon call of a majority of the Board of Directors, Executive Committee, Chairman of the Board (or Presiding Chairman of the Board) or President (and shall be called by the Chairman of the Board or Presiding Chairman of the Board or by the President at the request in writing of stockholders owning a majority of the outstanding shares of the corporation entitled to vote at the meeting) at such time and at such place within or without the State of Delaware as shall be fixed by the Board of Directors in connection with the call for the meeting, and as may be stated in the notice setting forth such call.

SECTION 1.3 Notice of Meeting; Waiver of Notice. Notice of the time, place and purpose of every meeting of stockholders shall be mailed and/or sent by electronic transmission (if directed to the electronic mail address or number at which the stockholder has consented to receive notice) not less than ten (10) nor more than sixty (60) days preceding the date of said meeting to each stockholder of record entitled to vote at the meeting, who shall have furnished a written address to the Secretary of the corporation for the purpose.

Notice of any stockholders’ meeting may be waived in writing by any stockholder entitled to vote at the meeting. Attendance of a person at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice.

SECTION 1.4 Proxies. At all meetings of stockholders, a stockholder may vote by proxy executed in writing (or in such manner prescribed by the General Corporation Law of the State of Delaware) by the stockholder, or by his or her duly authorized attorney in fact.

SECTION 1.5 Adjournments. Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

SECTION 1.6 Quorum. At each meeting of stockholders, except where otherwise provided by law, the certificate of incorporation or these By-laws, the holders of a majority of the outstanding shares of each class of stock entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum. In the absence of a quorum the stockholders so present may, by majority vote, adjourn the meeting from time to time in the manner provided by Section 1.5 of these By-laws until a quorum shall attend.

SECTION 1.7 Voting. Each stockholder entitled to vote at any meeting shall have one vote in person or by proxy for each share of stock held by him which has voting power upon the matter in question at the time. At all elections of directors, the voting shall be by ballot and a majority of the votes cast shall elect.

Except where a date shall have been fixed as a record date for the determination of the stockholders entitled to vote as hereinafter provided, no share of stock shall be voted at any election of directors which shall have been transferred on the books of the corporation within twenty (20) days preceding such election.

SECTION 1.8 Record Date. The Board of Directors may fix in advance a date, not exceeding sixty (60) days preceding the date of any meeting of stockholders, or the date for the payment of any dividend or distribution, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting, or entitled to receive payment of any such dividend or distribution, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, and in such case only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to notice of, and to vote at such meeting, or to receive payment of such dividend or distribution, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any stock on the books of the corporation after any such record date fixed as aforesaid.

SECTION 1.9 Organization. Meetings of stockholders shall be presided over by the Chairman of the Board or Presiding Chairman of the Board, or in his or her absence by the President, or in their absence by the Lead Independent Director, or a Vice Chairman, or in the absence of the foregoing persons, by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting but in his or her absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

ARTICLE II

BOARD OF DIRECTORS

SECTION 2.1 Number; Qualification. The Board of Directors of the corporation shall consist of not less than three (3) nor more than seventeen (17) persons, who shall hold office until the Annual Meeting of the Stockholders next ensuing after their election, and until their respective successors are duly elected and qualified. The number of Directors to serve from time to time shall be fixed by resolution adopted by a majority of the Board of Directors, subject to being changed by the stockholders at any Annual Meeting of Stockholders.

No director may stand for re-election to the Board of Directors after he or she has reached the age of 71. However, the Board of Directors can request a director to remain on the Board of Directors until a given date, if it finds that such service would be of significant benefit to the corporation. Such extended service requires a special vote by the Board of Directors, with two-thirds of directors approving, without the vote or participation of the affected director.

SECTION 2.2 Vacancies. Vacancies in the Board of Directors shall be filled by a majority of the remaining directors, even though less than a quorum. The directors so chosen shall hold office until the next annual election and until their successors shall be duly elected and qualified.

SECTION 2.3 Meetings. Meetings of the Board of Directors shall be held at such place within or without the State of Delaware as may from time to time be fixed by resolution of the Board of Directors or as may be specified in the call of any meeting. Regular meetings of the Board of Directors shall be held at such times as may from time to time be fixed by resolution of the Board of Directors, and special meetings may be held at any time upon call of the Executive Committee, the Chairman of the Board or Presiding Chairman of the Board, the President or a majority of the Board of Directors. A meeting of the Board of Directors may be held without notice immediately after the Annual Meeting of the Stockholders at the same place at which such Annual Meeting of the Stockholders is held. Notice need not be given of regular meetings of the Board of Directors held at the time fixed by resolution of the Board of Directors. Meetings of the Board of Directors shall be presided over by the Chairman of the Board or Presiding Chairman of the Board, or in his or her absence by the Lead Independent Director, if any, or in their absence by the President, or in their absence by a chairman chosen at the meeting and the chairman of the meeting may appoint any person to act as secretary of the meeting.

Notice of any special meeting shall be given to each director at his or her business or residence in writing by hand delivery, first-class or overnight mail or courier service, telegram, email or facsimile, or orally by telephone. If mailed by first-class mail, such notice shall be deemed adequately delivered when deposited in the United States mails so addressed, with postage thereon prepaid, not less than five (5) days before the meeting. If by overnight mail, courier service, or telegram, such notice shall be deemed adequately delivered when the telegram is delivered to the telegraph company, or the notice is delivered to the overnight mail or courier service company at least twenty-four (24) hours before such meeting. If by email, facsimile, telephone or by hand, such notice shall be deemed adequately delivered if the notice is transmitted to each director not less than twelve (12) hours before the meeting. Such notice shall state the time and place of the meeting, but need not specify the purpose thereof. Meetings may be held at any time without notice if all directors are present or if those not present waive notice of the meeting in writing.

SECTION 2.4 Quorum. At all meetings of the Board of Directors, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business and the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. Meetings of the Board of Directors shall be presided over by the Chairman of the Board or Presiding Chairman of the Board, or in his or her absence by the Lead Independent Director, if any, or in their absence by the President, or in their absence by a chairman chosen at the meeting and the chairman of the meeting may appoint any person to act as secretary of the meeting. Members of the Board of Directors, or any committee thereof, may participate in a meeting of the Board of Directors or such committee by means of telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and such participation in a meeting shall constitute presence in person at such meeting. The directors present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough directors to leave less than a quorum.

SECTION 2.5 Action by Directors Without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or of such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or committee.

SECTION 2.6 Executive Committee. The Board of Directors may, by resolution or resolutions, passed by a majority of the whole Board of Directors, designate an Executive Committee to consist of the Chief Executive Officer (either as a voting member, if a director, or as an associate non-voting member, if not a director), the Chairman of the Board or Presiding Chairman of the Board (if separate from the Chief Executive Officer), and one or more of the other directors, as the Board of Directors may from time to time determine. In addition, the Board of Directors may appoint persons who are not directors of the corporation as associate non-voting members of the Executive Committee. The Executive Committee shall have and may exercise, when the Board of Directors is not in session, all the powers of the Board of Directors in the management of the business and affairs of the corporation, and shall have power to authorize the seal of the corporation to be affixed to all papers which may require it; but the Executive Committee shall not have power to fill vacancies in the Board of Directors, or to change the membership of or fill the vacancies on said Committee, or to make or amend the By-laws of the corporation, or to adopt any agreement or plan of merger, share exchange or consolidation of the corporation, or to recommend to the stockholders of the corporation a sale, lease or exchange of all or substantially all of the corporation’s property and assets or a dissolution (or revocation of dissolution) of the corporation, or to authorize the issuance of stock of the corporation, in each case unless and to the extent permitted under Section 141(c)(1) of the Delaware General Corporation Law. The Board of Directors shall have power at any time to change the membership of the Executive Committee, other than the Chief Executive Officer and the Chairman of the Board or Presiding Chairman of the Board (if separate from the Chief Executive Officer), as specified above, to fill vacancies in it, or to dissolve it. The Executive Committee may make such rules for the conduct of its business and may appoint such subcommittees and assistants as it shall from time to time deem necessary. A majority of the members of the Executive Committee shall constitute a quorum.

SECTION 2.7 Other Committees. The Board of Directors may by resolution designate one or more other committees, which committees shall have and may exercise such powers as the Board of Directors shall by resolution provide. Except as provided above in Section 2.6 for the Executive Committee, attendance by at least 50% of committee members shall constitute a quorum to conduct business.

ARTICLE III

OFFICERS

SECTION 3.1 Election. The Board of Directors, as soon as may be practicable after the Annual Meeting of the Stockholders, shall choose a Chairman of the Board or Presiding Chairman of the Board and/or a President of the corporation, one or more Vice Presidents (with such classifications as the Board of Directors may determine), a Secretary and a Treasurer, and may if it so determines choose one or more Vice Chairmen of the Board. The Board of Directors may also from time to time appoint such Assistant Secretaries, Assistant Treasurers and such other officers, agents and employees as it may deem proper. The Chairman of the Board or Presiding Chairman of the Board, Vice Chairman of the Board, and the President shall be chosen from among the directors, and the Board of Directors shall designate either the President or the Chairman of the Board to be the Chief Executive Officer of the corporation. Any two or more offices, except that of the Chief Executive Officer and Secretary, may be held by the same person.

SECTION 3.2 Term; Removal. The term of office of all officers shall be one year or until their respective successors are duly elected and qualified; but any officer may be removed from office with or without cause at any time by the affirmative vote of a majority of the members of the Board of Directors then in office. Any vacancy occurring in any office of the corporation by death, resignation, removal or otherwise may be filled for the unexpired portion of the term by the Board of Directors at any regular or special meeting.

SECTION 3.3 Powers and Duties. Subject to the limitations as the Board of Directors or the Executive Committee may from time to time prescribe, the officers of the corporation shall each have such powers and duties as generally pertain to the respective offices, as well as such powers and duties as from time to time may be conferred by the Board of Directors, the Executive Committee, or their designees. The Treasurer and the Assistant Treasurers may be required to give bond for the faithful discharge of their duties, in such sum and with such surety as the Board of Directors may prescribe.

ARTICLE IV

FUNDS OF THE CORPORATION

All moneys of the corporation, or under its charge, deposited in any bank or other place of deposit, shall be deposited to the credit of the corporation in its corporate name, in such institutions, and shall be subject to withdrawal upon such signatures, as may from time to time be prescribed by resolution of the Board of Directors.

ARTICLE V

CAPITAL STOCK

SECTION 5.1 Certificates. Shares of the capital stock of the corporation may be certificated or uncertificated, as provided under the General Corporation Law of the State of Delaware. Each stockholder, upon written request to the transfer agent or the registrar of the corporation, shall be entitled to a certificate or certificates for shares of stock in such form as the Board of Directors may from time to time prescribe. Except as otherwise expressly provided by law, the rights and obligations of the holders of uncertificated stock and the rights and obligations of the holders of certificates representing stock of the same class and series shall be identical. Upon a holder’s request, the corporation shall provide evidence of ownership of such holder’s uncertificated shares.

SECTION 5.2 Transfer of Stock. Upon the surrender of any certificate for transfer of stock, such certificate shall be conspicuously marked on its face “Cancelled” and filed with the permanent stock records of the corporation. In order to surrender any certificate for transfer of stock, such certificate must include an assignment and power of transfer endorsed thereon or attached thereto, duly executed and with such proof of authenticity of the signature as the corporation or its agents may reasonably require. Upon the receipt of proper transfer instructions from the registered owner of uncertificated shares, such uncertificated shares shall be cancelled, issuance of new equivalent uncertificated shares or certificated shares shall be made to the shareholder entitled thereto and the transaction shall be recorded upon the books of the corporation. The Board of Directors may appoint a transfer agent and one or more co-transfer agents and registrar and one or more co-registrars and may make or authorize such agent to make all such rules and regulations deemed expedient concerning the issue, transfer and registration of shares of stock.

SECTION 5.3 Notice of Issuance or Transfer. As required under Delaware law, within a reasonable time after the issuance or transfer of uncertificated stock, the corporation shall send or cause to be sent to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to Delaware state law or a statement that the corporation will furnish without charge to each stockholder who so requests, the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

SECTION 5.4 Signatures. The certificates of stock shall be signed by the Chairman of the Board or Presiding Chairman of the Board or the President or a Vice President and by the Secretary or the Treasurer or an Assistant Secretary or an Assistant Treasurer (except that where any such certificate is signed by a transfer agent and by a registrar, the signatures of any such Chairman of the Board, Presiding

Chairman of the Board, President, Vice President, Secretary, Treasurer, Assistant Secretary or Assistant Treasurer may be facsimile, engraved or printed), and shall be countersigned and registered in such manner, if any, as the Board of Directors may by resolution prescribe. In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on, any such certificate or certificates shall cease to be such officer or officers of the corporation, whether because of death, resignation or otherwise, before such certificate or certificates have been delivered by the corporation, such certificate or certificates may nevertheless be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the corporation.

SECTION 5.5 Lost, Stolen or Destroyed Certificates. No shares of stock in the corporation (whether certificated or uncertificated) shall be issued in place of any certificate alleged to have been lost, stolen or destroyed, except upon production of such evidence of such loss, theft or destruction and upon delivery to the corporation of a bond of indemnity in such amount, upon such terms and secured by such surety, as the Board of Directors in its discretion may require.

SECTION 5.6 Stock Records. A record shall be kept of the respective names of the persons, firms or corporations owning the corporation’s stock, whether or not represented by certificates, the number and class of shares owned thereby, respectively, and the respective dates thereof, and in case of cancellation, the respective dates of cancellation.

ARTICLE VI

CORPORATE BOOKS

The books of the corporation, except the original or duplicate stock ledger, shall be kept at the office of the corporation at Louisville, Kentucky, or at such other place or places as the Board of Directors may from time to time designate.

ARTICLE VII

FISCAL YEAR

The fiscal year of the corporation shall begin on the 1st day of May in each year and shall end on the 30th day of April of each year, and may be changed from time to time by resolution of the Board of Directors.

ARTICLE VIII

CORPORATE SEAL

The corporate seal of this corporation shall be circular in form and shall bear the name of the corporation and the words “Incorporated Delaware 1933.”

ARTICLE IX

INDEMNITY

The Board of Directors may by resolution provide that the corporation shall indemnify to the extent authorized by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director, officer or employee of the corporation or serves or served any other enterprise as a director, officer or employee at the request of the corporation.

ARTICLE X

EXCLUSIVE FORUM

Unless the corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by any director or officer or other employee of the corporation to the corporation or the corporation’s stockholders, (c) any action asserting a claim against the corporation or any director or officer or other employee of the corporation arising pursuant to any provision of the Delaware General Corporate Law or the corporation’s certificate of incorporation or By-laws (as either may be amended from time to time), or (d) any action asserting a claim against the corporation or any director or officer or other employee of the corporation governed by the internal affairs doctrine shall be a state court located within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware).

ARTICLE XI

AMENDMENTS

The By-laws of the corporation, regardless of whether made by the stockholders or by the Board of Directors, may be amended, added to or repealed at any meeting of the Board of Directors or of the stockholders by a vote thereof, provided notice of the proposed change is given in the notice of the meeting.

CERTIFICATION

The undersigned, Secretary of BROWN-FORMAN CORPORATION, hereby certifies that the foregoing seven (7) printed pages contain a true and complete copy of the By-laws of said corporation, as amended from time to time.

Corporate Secretary Brown-Forman Corporation

Dated: May 21, 2014

Louisville, Kentucky.